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                                                                   Exhibit 10.30

                        AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of January 1, 1997 by and between NEW WEST EYEWORKS, INC., a Delaware corporation (the "Employer"), and RONALD E. WEINBERG (the "Employee").

                                    RECITALS:

     A. Employer and Employee entered into an employment agreement on November 1, 1993 (the "Employment Agreement").

     B. Employer and Employee desire to extend the term of the Employment Agreement and make certain other amendments to the Employment Agreement.

     NOW THEREFORE, for and in consideration of the mutual promises of the parties and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

     1. Paragraph 1 of the Employment Agreement is deleted in its entirety and is replaced as follows:

          "1. EMPLOYMENT. Employer hereby employs Employee and Employee agrees to be employed by Employer until December 31, 1999. Such period, together with the period of any extension or renewal, upon the mutual agreement of Employer and Employee, of such employment is referred to as the 'Employment Period.'"

     2. Paragraph 8 of the Employment Agreement is deleted in its entirety and is replaced as follows:

          "8. TERMINATION.

               (a) Employer may terminate Employee's employment hereunder at any time for cause, which shall be deemed to include the following:

                    (i) Employee's engaging in fraud, misappropriation of funds, embezzlement, or like conduct committed against Employer;

                    (ii)  Employee's conviction of a felony; or

                    (iii) Employee's material violation of any provision of this
                          Agreement, provided Employee does not cure such breach within a reasonable time after Employer notifies him of such breach.



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               (b) Employer may not terminate Employee's employment hereunder other than as provided for in Section 8(a) above.

               (c) Employee may terminate his employment hereunder at any time after there has been a "Change in Control." For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following:

                    (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), an "Acquiring Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act, a "Beneficial Owner"), directly or indirectly, of securities of Employer representing 20% or more of the combined voting power of Employer's then outstanding securities (the "Outstanding Securities"), other than a person that is a Beneficial Owner of 5% or more of the Outstanding Securities on the date of this Agreement;

                    (ii) an Acquiring Person becomes the Beneficial Owner,
                         directly or indirectly, of 10% or more of the Outstanding Securities and, during the two-year period commencing at the time such Acquiring Person becomes the Beneficial Owner of such securities, individuals who at the beginning of such period constitute the Board of Directors of Employer cease for any reason to constitute at least a majority thereof;

                   (iii) Employer's stockholders approve an agreement to merge or consolidate Employer with another corporation (other than a corporation 50% or more of which is controlled by, or is under common control with, Employer) and, during the period commencing six months before such approval and ending two years after such approval, individuals who at the beginning of such period constitute the Board of Directors of Employer cease for any reason to constitute at least a majority thereof;

                    (iv) during any two-year period, individuals who at the date on which the period commences constitute a majority of the Board of Directors of Employer cease to constitute a majority thereof as a result of one or more contested elections for positions on the Board; or


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                    (v)  a majority of the Board of Directors of Employer
                         determines in its sole and absolute discretion that there has been a change in control of Employer.

               However, a Change in Control shall not occur by reason of any transaction in which Employee, or a group of individuals or entities including Employee, participates as an Acquiring Person in the events described in clauses (i) or (ii) of this Section 8(c) or owns, directly or indirectly, a majority of a corporation described in clause (iii) of this Section 8(c). For purposes of this Agreement, a Change in Control shall be deemed to occur on the first day that all of the conditions constituting the Change in Control shall have occurred.

               (d) If Employer or Employee terminates the employment of Employee pursuant to Section 8, Employer shall not be obligated to make any further payments to Employee under this Agreement (including, without limitation, severance benefits), except for amounts of any earned and unpaid Base Wages, and any bonuses earned, if applicable; provided, however, Employer shall have the right to set off such sums against any losses it incurs as a result of the conduct of Employee which precipitated the termination of his employment by Employer.

               (e) In the event that Employee's employment with Employer is terminated by Employer or by Employee, the parties agree that the provisions of Sections 9, 10, 11, 12, 13, 14, 17, 18, 21, 24 and 25
          hereof shall survive such termination and continue in full force and effect."

     3. The following is hereby added to the end of Paragraph 9(c):

               "; provided, however, that the restrictions of this Section 9(c) shall not be applicable to employees of Employer employed in Employer's Cleveland, Ohio office."

     4. Except as provided in this Amendment, the Employment Agreement, including Exhibit "A" to the Employment Agreement, remains in full force and effect and is reaffirmed by the parties.



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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                         "EMPLOYER"
                                         NEW WEST EYEWORKS, INC


                                    By:  /s/ Barry J. Feld
                                         ---------------------------------------
                                         Barry J. Feld,
                                         President and Chief Executive Officer



                                         "EMPLOYEE"


                                         /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Ronald E. Weinberg




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